As filed with the Securities and Exchange Commission on July 17, 2014	Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ASTORIA FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	11-3170868
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Astoria Bank Plaza, Lake Success, NY	11042-1085
(Address of Principal Executive Offices)	(Zip Code)

2014 Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation
(Full title of the plan)

David J. DeBaun, Esq.

First Vice President and General Counsel

Astoria Financial Corporation

One Jericho Plaza, Suite 304

Jericho, NY 11753

(Name and address of agent for service)

(516) 282-3945

(Telephone number, including area code, of agent for service)

Copies to:

Robert C. Azarow, Esq.

Arnold & Porter LLP

399 Park Avenue

New York, NY 10022

(212) 715-1336

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller Reporting Company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)(2)	Proposed maximum offering price per share (3)	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $0.01 par value	3,757,925	$13.215	$49,660,979	$6,396.33

(1) Based on the number of shares of the Registrant’s Common Stock that may be issued pursuant to restricted stock awards, options and stock appreciation rights granted or awarded pursuant to the 2014 Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation (the “2014 Plan”). As described in the Explanatory Note in this Registration Statement, the number of shares that may be issued pursuant to the 2014 Plan consists of (a) 3,250,000 shares of the Registrant’s Common Stock being registered for the first time, plus (b) 507,925 shares of the Registrant’s Common Stock that were previously registered by the Registrant and available for grants or awards under the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation.

(2) This Registration Statement also covers, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), an undetermined number of shares of the Registrant’s Common Stock that, by reason of certain events specified in the 2014 Plan, may become issuable in respect of grants or awards through the application of certain anti-dilution provisions.

(3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act, based on the average of the high and low prices of the Registrant’s Common Stock as reported on the New York Stock Exchange on July 16, 2014.

EXPLANATORY NOTE

On May 21, 2014 (the “Effective Date”), the shareholders of the Registrant approved the 2014 Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation (the “2014 Plan”) as an amendment and restatement of the 2005 Re-designated, Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation (the “Prior Plan”). The 2014 Plan authorizes the issuance of 3,250,000 shares of the Registrant’s Common Stock in satisfaction of grants or awards made on and after the Effective Date (the “New Shares”). In addition, immediately prior to the Effective Date, there were 507,925 shares remaining available for issuance under the Prior Plan (the “Carryover Shares”), and such shares have also been authorized for issuance pursuant to the 2014 Plan. Accordingly, the maximum number of shares which may be issued under the 2014 Plan is 3,757,925 shares (subject to adjustment in the event of stock splits and certain other business reorganizations in accordance with the terms of the 2014 Plan). The purpose of this Registration Statement on Form S-8 is to register the New Shares and the Carryover Shares. Concurrently with the filing of this Registration Statement on Form S-8, the Registrant has filed a post-effective amendment to its Registration Statement on Form S-8 filed with the Securities and Exchange Commission on December 21, 2005 (File No. 333-130544), under which the Carryover Shares were previously registered, in order to deregister the Carryover Shares under such Registration Statement.

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PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission pursuant to the Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of the Registrant as specified by Rule 428(b)(1) promulgated under the Securities Act. Such documents are not required to be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Commission. The Commission allows the Registrant to “incorporate by reference” certain information into this registration statement, which means that the Registrant can disclose important information to you by referring to documents that it has filed, or will file, with the Commission. The following documents, which are on file with the Commission, are incorporated into this registration statement by reference:

(i)	the description of the Registrant’s Common Stock contained in the Registrant’s Registration Statement on Form 8-A, dated April 24, 2002 and under the caption “Description of Capital Stock” in the Registrant’s prospectus, dated as of March 11, 2013, forming a part of the Registrant’s automatic shelf registration statement on Form S-3 (File No. 333-182041) filed with the Commission on June 11, 2012, as amended by post-effective amendment no. 1 dated March 11, 2013, filed with the Commission on March 12, 2013, including any amendments or reports filed for the purpose of updating such description;

(ii)	Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the Commission on February 27, 2014;

(iii)	Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2014, filed with the Commission on May 8, 2014;

(iv)	Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2014, January 15, 2014, January 30, 2014, January 30, 2014 (only with respect to Item 8.01), February 20, 2014, February 20, 2014, March 19, 2014, April 2, 2014, April 17, 2014 (only with respect to Item 8.01), May 22, 2014, June 2, 2014 and June 18, 2014; and

(v)	Registrant’s Proxy Statement for its Annual Meeting of Shareholders held on May 21, 2014 filed with the Commission on April 11, 2014.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of the filing of such documents.

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Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Upon written or oral request, the Registrant will provide, without charge, a copy of any or all of the documents that have been incorporated by reference in this registration statement, except the exhibits to such documents, unless the exhibits have been specifically incorporated by reference. Written requests for copies should be directed to Astoria Financial Corporation, Investor Relations Department, One Astoria Bank Plaza, Lake Success, New York 11042. Telephone requests for copies should be directed to (516) 327-3000.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (“DGCL”), among other things, empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, if such person acted in good faith and in a manner he or she person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, such person had no reasonable cause to believe such person’s conduct was unlawful. Similar indemnity is authorized for such person against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged to be liable to the corporation. Any such indemnification (unless ordered by a court) may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors or by independent legal counsel in a written opinion that indemnification is proper because the indemnitee has met the applicable standard of conduct.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person under Section 145.

Article X of the Registrant’s Certificate of Incorporation requires the Registrant, among other things, to indemnify, to the fullest extent permitted by the DGCL, any person who is or was or has agreed to become a director or officer of the Company, who was or is made a party to, or is threatened to be made a party to, or has become a witness in, any threatened, pending or completed action, suit or proceeding, including actions or suits by or in the right of the Company, by reason of such agreement or service or the fact that such person is, was or has agreed to serve as a director, officer, employee or agent of another corporation or organization at the request of the Company.

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Article X also empowers the Registrant to purchase and maintain insurance, at its expense, to protect itself and its directors and officers, and those who were or have agreed to become directors or officers, against any liability, regardless of whether or not the Registrant would have the power to indemnify those persons against such liability under the law or the provisions set forth in the Certificate of Incorporation. The Registrant may also grant rights to indemnification and to the advancement of expenses to its employees or agent to the fullest extent permitted by the provisions of Article X.

Article XI of the Registrant’s Certificate of Incorporation provides that a director shall not be personally liable to the Registrant or its stockholders for damages for breach of his or her fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is expressly prohibited by the DGCL. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Registrant shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

In addition, the Registrant maintains a directors’ and officers’ liability policy.

Item 7.	Exemption from Registration Claimed.

Not Applicable.

Item 8.	Exhibits.

The exhibits to this Registration Statement are described in the Exhibit Index below.

Item9.	Undertakings.

(a)	Rule 415 offering. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) That, for the purpose of determining liability under the Securities Act to any purchaser:

(i) If the registrant is relying on Rule 430B of the Securities Act:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) of the Securities Act shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) of the Securities Act as part of a registration statement in reliance on Rule 430B of the Securities Act relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) of the Securities Act for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C of the Securities Act, each prospectus filed pursuant to Rule 424(b) of the Securities Act as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B of the Securities Act or other than prospectuses filed in reliance on Rule 430A of the Securities Act, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The Registrant undertakes that in a primary offering of securities of the Registrant pursuant to this registration statement, regardless of the underwriting methods used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the Registrant or its securities provided by or on behalf of the Registrant; and

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(iv) Any other communication that is an offer in the offering made by the Registrant to the purchaser.

(b) Filings Incorporating Subsequent Exchange Act Documents by Reference. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Incorporated Annual and Quarterly Reports. The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d) Filing of Registration Statement on Form S-8. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant for expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lake Success, State of New York, on July 16, 2014.

By:	/s/ Monte N. Redman
Name: Monte N. Redman
Title: President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Monte N. Redman, Frank E. Fusco, Alan P. Eggleston and David J. DeBaun, and each of them individually, as their true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign the Form S-8 Registration Statement and any and all amendments thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either one of his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE:	TITLE:	DATE:

/s/ Monte N. Redman	President, Chief Executive Officer and Director	July 16, 2014
Monte N. Redman

/s/ Frank E. Fusco	Senior Executive Vice President and Chief Financial Officer	July 16, 2014
Frank E. Fusco

/s/ John F. Kennedy	Senior Vice President and Chief Accounting Officer	July 16, 2014
John F. Kennedy

/s/ Ralph F. Palleschi	Director and Chairman of the Board	July 16, 2014
Ralph F. Palleschi

/s/ Gerard C. Keegan	Director	July 16, 2014
Gerard C. Keegan

/s/ Jane D. Carlin	Director	July 16, 2014
Jane D. Carlin

/s/ John R. Chrin	Director	July 16, 2014
John R. Chrin

/s/ John J. Corrado	Director	July 16, 2014
John J. Corrado

/s/ Brian M. Leeney	Director	July 16, 2014
Brian M. Leeney

/s/ Patricia M. Nazemetz	Director	July 16, 2014
Patricia M. Nazemetz

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INDEX TO EXHIBITS

4.1	Certificate of Incorporation of Astoria Financial Corporation, as amended effective as of June 3, 1998 and as further amended on September 6, 2006 and September 20, 2006. (1)

4.2	Bylaws of Astoria Financial Corporation, as amended March 19, 2008. (2)

5.1	Opinion of Arnold & Porter LLP, counsel for the Registrant, as to the legality of the securities being registered.

23.1	Consent of KPMG LLP.

23.2	Consent of Arnold & Porter LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature page to this Registration Statement).

99.1	2014 Amended and Restated Stock Incentive Plan for Officers and Employees of Astoria Financial Corporation. (3)

(1) Incorporated by reference to (i) the Registrant’s Quarterly Report on Form 10-Q/A for the quarter ended June 30, 1998, filed on September 10, 1998 (File Number 000-22228), (ii) the Registrant’s Current Report on Form 8-K, dated September 6, 2006, filed on September 11, 2006 (File Number 001-11967) and (iii) the Registrant’s Current Report on Form 8-K, dated September 20, 2006, filed on September 22, 2006 (File Number 001-11967).

(2) Incorporated by reference to the Registrant’s Current Report on Form 8-K, dated March 19, 2008, filed on March 20, 2008 (File Number 001-11967).

(3) Incorporated by reference to the Registrant’s Proxy Statement, dated April 11, 2014, filed on April 11, 2014.

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